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Exhibit  99.3



[Capital  Carousel  letterhead]



December  18,  2002



Mr.  Aaron  Dobrinsky
Chairman  &  CEO
GoAmerica,  Inc.
433  Hackensack  Avenue
Hackensack,  New  Jersey  07601

Dear  Aaron:

In light of Carousel's recent sale of its GoAmerica shares, Carousel's counsel has advised me that I should no longer serve as a member of the Board of Directors of GoAmerica. Accordingly, please consider this letter to be my resignation from the Board of Directors of GoAmerica and from its Compensation Committee, effective as of the date hereof.

I  wish  GoAmerica  a  successful  future.

Sincerely  yours,

/s/  Brian  D.  Bailey

Brian  D.  Bailey


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